EXHIBIT 23.1
                                                                   ------------

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Boston Scientific Corporation Global Employee Stock Ownership Plan of our report dated February 1, 2001, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and of our report dated March 27, 2001 with respect to the financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Boston, Massachusetts
May 9, 2001